                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-5(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12)


                       Pennfed Financial Services, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------


[_] Fee paid previously with preliminary materials.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

Notes:

         [LETTERHEAD OF PENNFED FINANCIAL SERVICES, INC. APPEARS HERE]


                               September 26, 1997



Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of PennFed Financial Services, Inc., we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The Meeting will be held at 10:00 a.m., local time, on Friday, October 24, 1997, at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey.

     An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon (i) the election of two directors of the Company; (ii) an amendment to the Company's 1994 Stock Option and Incentive Plan to increase the number of shares of common stock available for awards thereunder from 595,000 to 835,623; and (iii) the ratification of the appointment of auditors. In addition, the meeting will include management's report to you on the Company's 1997 financial and operating performance.

     We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

     Your Board of Directors and management are committed to the continued success of PennFed Financial Services, Inc., and the enhancement of your investment. As President, I want to express my appreciation for your confidence and support.

                                       Very truly yours,

                                       /s/ Joseph L. LaMonica

                                       Joseph L. LaMonica
                                       President and Chief
                                        Executive Officer

                        PENNFED FINANCIAL SERVICES, INC.
                             622 Eagle Rock Avenue
                      West Orange, New Jersey 07052-2989
                                 (973) 669-7366

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on October 24, 1997

          Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of PennFed Financial Services, Inc. (the "Company") will be held at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey, at 10:00 a.m., local time, on Friday, October 24, 1997.

          A Proxy Card and a Proxy Statement for the Meeting are enclosed.

          The Meeting is for the purpose of considering and acting upon:

          1.    The election of two directors of the Company;

          2. The amendment of the Company's 1994 Stock Option and Incentive Plan to increase the number of shares of common stock available for awards thereunder from 595,000 to 835,623;

          3. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending June 30, 1998;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

          Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on September 5, 1997 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for stockholders at the offices of the Company during the ten days prior to the Meeting, as well as at the Meeting.

          You are requested to complete and sign the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                         By Order of the Board of Directors


                                         /s/ William C. Anderson
                                         William C. Anderson
                                         Chairman of the Board

West Orange, New Jersey
September 26, 1997

--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                                PROXY STATEMENT


                        PENNFED FINANCIAL SERVICES, INC.
                             622 Eagle Rock Avenue
                       West Orange, New Jersey 07052-2989
                                 (973) 669-7366

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 24, 1997

       This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of PennFed Financial Services, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey, on Friday, October 24, 1997, at 10:00 a.m., local time, and all adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about September 26, 1997. Certain of the information provided herein relates to Penn Federal Savings Bank ("Penn Federal" or the "Bank"), a wholly-owned subsidiary of the Company.

       At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of two directors of the Company; (ii) an amendment to the Company's 1994 Stock Option and Incentive Plan (the "Stock Option Plan") to increase the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock") available for awards thereunder from 595,000 to 835,623; and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending June 30, 1998.

Vote Required and Proxy Information

       All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting of Stockholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting pursuant thereto will have the discretion to vote on such matters in accordance with their best judgment.

       Directors shall be elected by a plurality of the votes cast. In all matters other than the election of directors, the affirmative vote of the majority of the votes cast shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Votes withheld (for the election of directors) and broker non-votes will have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

       A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Patrick D. McTernan, Secretary, PennFed Financial Services, Inc., 622 Eagle Rock Avenue, West Orange, New Jersey 07052-2989.

Voting Securities and Certain Holders Thereof

       Stockholders of record as of the close of business on September 5, 1997 will be entitled to one vote for each share then held. As of that date, the Company had 4,822,124 shares of Common Stock issued and outstanding. The following table sets forth, as of September 5, 1997, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock; (ii) the Chief Executive Officer of the Company and the executive officers of the Company and the Bank whose salary and bonus exceeded $100,000 in fiscal 1997 (the "Named Officers"); and
(iii) all directors and executive officers of the Company and the Bank as a group. For information regarding the beneficial ownership of Common Stock by directors of the Company, see "Proposal I. Election of Directors--General."

                                                             Shares      Percent
                                                          Beneficially      of
            Beneficial Owner                                  Owned       Class
------------------------------------------                ------------   -------
PennFed Financial Services, Inc.                           367,138(1)      7.61%
Employee Stock Ownership Plan
622 Eagle Rock Avenue
West Orange, New Jersey 07052-2989

John Hancock Mutual Life Insurance Company,                365,500(2)      7.58
John Hancock Subsidiaries, Inc. and John
Hancock Asset Management
P.O. Box 111
Boston, Massachusetts 02117

        and

The Berkeley Financial Group and
John Hancock Advisors, Inc.
101 Huntington Avenue
Boston, Massachusetts 02199

Morgan Grenfell Capital Management Incorporated            309,300(3)      6.41
885 Third Avenue, Suite 3200
New York, New York  10022


Named Officers(4)
-----------------

Joseph L. LaMonica                                         153,643         3.13
President and Chief
Executive Officer

Patrick D. McTernan                                         82,003         1.68
Executive Vice President,
General Counsel and Secretary

Lucy T. Tinker                                              73,648         1.51
Executive Vice President
and Chief Operating Officer

Jeffrey J. Carfora                                          19,290          .40
Senior Vice President and
Chief Financial Officer

Barbara J. Sanders                                          18,500          .38
Senior Vice President and
Lending Group Executive of the Bank

Directors and executive officers                           657,500        12.75
of the Company and the Bank
as a group (10 persons)(5)

                               footnotes follow

(1) The amount reported represents shares held by the PennFed Financial Services, Inc. Employee Stock Ownership Plan (the "ESOP"), 108,862 of which have been allocated to accounts of participants. First Bankers Trust Company, Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants. Pursuant to the terms of the ESOP, participants in the ESOP have the right to direct the voting of shares allocated to participant accounts.

(2) As reported by John Hancock Mutual Life Insurance Company ("JHMLIC"), JHMLIC's wholly-owned subsidiary, John Hancock Subsidiaries, Inc. ("JHSI"), JHSI's wholly-owned subsidiary, John Hancock Asset Management ("JHAM"), JHAM's wholly-owned subsidiary, The Berkeley Financial Group ("TBFG"), and TBFG's wholly-owned subsidiary, John Hancock Advisers, Inc., ("JHA") in a statement as of December 31, 1996 on a Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). JHMLIC, JHSI, JHAM and TBFG reported indirect beneficial ownership of these shares. JHA reported sole voting and dispositive powers as to all of such shares.

(3) As reported by Morgan Grenfell Capital Management Incorporated ("MGCMI") in a statement as of December 31, 1996 on a Schedule 13G under the Exchange Act. MGCMI reported sole voting power as to 74,500 shares and sole dispositive powers as to 309,300 shares.

(4) Includes shares held directly, including restricted shares and shares allocated to the accounts of the Named Officers under the ESOP, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain members of the Named Officers' families, by trusts of which the Named Officer is a trustee or substantial beneficiary, with respect to which the Named Officer may be deemed to have sole voting and/or investment powers. Also includes 80,325, 46,410, 41,055, 8,925 and 8,925 shares which Mr. LaMonica, Mr. McTernan,
       Ms. Tinker, Mr. Carfora and Ms. Sanders, respectively, have the right to acquire pursuant to stock options currently exercisable or which will become exercisable within 60 days.

(5) This amount includes shares held directly, including restricted shares and shares allocated to the accounts of executive officers under the ESOP, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain of the group members' families, by certain related entities or by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes an aggregate of 336,250 shares which directors and executive officers as a group have the right to acquire pursuant to stock options currently exercisable or which will become exercisable within 60 days, and excludes 6,080 shares of which Mario Teixeira, Jr., a director of the Company, disclaims beneficial ownership.


                      PROPOSAL I.  ELECTION OF DIRECTORS

General

       The Company's Board of Directors currently consists of six members, each of whom is also a director of the Bank. Each of the current directors of the Company has served in such capacity since its incorporation in March 1994. The Board is divided into three classes, each of which contains one-third of the Board. One-third of the directors are elected annually. Directors of the Company are generally elected to serve for three-year terms or until their respective successors are elected and qualified.

       The following table sets forth certain information, as of September 5, 1997, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why either nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.

                                                                                          Shares of
                                                                                        Common Stock     Percent
                                     Position(s) Held        Director     Term to       Beneficially       of
        Name              Age         in the Company         Since(1)      Expire          Owned(2)       Class
--------------------      ---       ------------------       --------      ------       ------------      -----
                                                  NOMINEES

Joseph L. LaMonica         47       Director, President and    1987         2000           153,643        3.13%
                                    Chief Executive Officer

Mario Teixeira, Jr.        61       Director                   1971         2000            67,980(3)     1.40

                                        DIRECTORS CONTINUING IN OFFICE

William C. Anderson        49       Chairman of the Board      1979         1998           157,787        3.21

Amadeu L. Carvalho         68       Director                   1990         1998            36,522        0.76

Patrick D. McTernan        45       Director, Executive Vice   1989         1999            82,003        1.68
                                    President, General
                                    Counsel and Secretary

Marvin D. Schoonover       47       Director                   1990         1999            29,482        0.61

-----------------------
(1) Includes service as a director of the Bank prior to the formation of the Company.
(2) Amounts include shares held directly, including restricted shares, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain members of the director's family, held by certain related entities or held by trusts of which the director is a trustee or substantial beneficiary, with respect to which shares the respective director may be deemed to have sole or shared voting and/or investment powers. Amounts also include 80,325, 21,220, 91,905, 14,280, 46,410 and 14,280 shares which Messrs. LaMonica, Teixeira, Anderson, Carvalho, McTernan and Schoonover, respectively, have the right to acquire pursuant to stock options currently exercisable or which will become exercisable within 60 days. With respect to Messrs. LaMonica and McTernan, amounts also include 3,817 shares which have been allocated to each of their respective accounts under the ESOP.
(3) Amount excludes 6,080 shares of which Mr. Teixeira disclaims beneficial ownership.

       The principal occupation of each director of the Company and each of the nominees for director is set forth below. All directors and nominees have held their present principal occupation for at least five years unless otherwise indicated.

       Joseph L. LaMonica--Mr. LaMonica has been President and Chief Executive Officer of the Company since its incorporation in March 1994, and of Penn Federal since 1988. Mr. LaMonica has served Penn Federal in various capacities since joining the Bank in 1980. He also is a member of the Board of Directors of the Saint James Foundation, a philanthropic organization, and serves in an advisory capacity to the Ironbound Ambulance Squad. He currently serves on the Board of Governors of the New Jersey Savings League.

       Mario Teixeira, Jr.--Mr. Teixeira has been a licensed funeral director since 1961. He is owner and President of the Buyus Funeral Home in Newark and owns the Bernauer Funeral Home and the Rucki Funeral Home, both located in Newark, as well as the Shaw-Buyus Home for Services, located in Kearny, New Jersey. In addition, Mr. Teixeira is a partner in BRSB Preneed Association, a partnership specializing in funerals.

       William C. Anderson--Mr. Anderson has been Chairman of the Board of the Company since its incorporation in March 1994. Mr. Anderson is also the Chairman of the Board and President of John Young Company, Inc., a real estate agency located in Caldwell, New Jersey.

       Amadeu L. Carvalho--Mr. Carvalho, retired Controller of the Singer Company, currently is in private accounting practice in Elizabeth, New Jersey. His practice includes tax services and business and strategic planning for small and medium size companies.

       Patrick D. McTernan--Mr. McTernan has been Executive Vice President, General Counsel and Secretary of the Company since its incorporation. He joined Penn Federal in 1989 as Senior Vice President and General Counsel and was promoted to Executive Vice President and General Counsel in 1992. He also serves as corporate Secretary. Prior to his employment with the Bank, he was a partner in the law firm of Adams and McTernan located in South Orange, New Jersey. He is currently a member of the Legal Committee of the New Jersey Savings League.

       Marvin D. Schoonover--Mr. Schoonover is a Senior Account Executive with the EMAR Group, Inc., an insurance agency located in Livingston, New Jersey, and is responsible for the marketing, sales and servicing of commercial property and casualty insurance. Mr. Schoonover first joined the EMAR Group, Inc. in 1980. Mr. Schoonover also is a licensed real estate salesperson.

Meetings and Committees of the Board of Directors

       Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. For the fiscal year ended June 30, 1997, the Board of Directors met 16 times. During fiscal 1997, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of meetings held by the committees of the Board of Directors on which he served. The Board of Directors of the Company has standing Executive and Audit Committees.

       The Executive Committee is comprised of all members of the Board. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by Delaware law. This Committee met once during fiscal 1997.

       The Audit Committee is composed of Chairman Anderson (Chairman) and Directors Carvalho and Teixeira. The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulatory and internal policies and procedures. The Audit Committee met two times in fiscal 1997.

       The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors of the Company will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders generally must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the Meeting. The Board of Directors met one time during fiscal 1997 in its capacity as a nominating committee.

       Meetings and Committees of the Bank. The Bank's Board of Directors meets twice monthly and may have additional special meetings upon the written request of the Chairman of the Board, the President or at least three directors. The Bank's Board of Directors met 25 times during the year ended June 30, 1997. During fiscal 1997, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. The Bank has standing Audit, Human Resources and Compensation Committees, as well as other committees which meet periodically. Set forth below is a description of certain committees of the Bank.

       The Audit Committee is responsible for the oversight of the Bank's Internal Audit Department and for the review of the Bank's annual audit report prepared by the Bank's independent auditors. Only non-employee directors may serve on the Audit Committee. The current members of the committee are Chairman Anderson (Chairman) and Directors Carvalho and Teixeira. The Audit Committee met five times during fiscal 1997.

       The Bank's Human Resources Committee is responsible for the review and approval of the numerous personnel policies of the Bank. This Committee addresses, among other things, the Bank's benefit programs and plans and affirmative action plan. The current members of the Human Resources Committee are Directors Teixeira (Chairman), Schoonover and LaMonica. The Committee met two times during fiscal 1997.

       The Bank's Compensation Committee, which acts as the compensation committee of the Company and the Bank, determines salary ranges and incentive compensation. This Committee is also responsible for administering the Stock Option Plan and Management Recognition Plan (the "MRP"). The current members of the Compensation Committee are Directors Carvalho (Chairman) and Teixeira. This Committee met one time during the fiscal year ended June 30, 1997.

Director Compensation

       The Company's directors are not paid fees for their service in such capacity. Non-employee directors of the Bank were each paid a fee of $28,000 for fiscal 1997 except for the Chairman who received $58,000. Each non-employee director also received $350 for attendance at each meeting of the Board's standing committees and $5,000 for the payment of an annual life insurance premium. In addition, Chairman Anderson was awarded on July 23, 1996 an option to purchase 62,475 shares of Common Stock at an exercise price of $15.875 per share, with 40% of the option vesting immediately, 20% of the balance vesting on April 28, 1997 and the remaining 40% scheduled to vest in equal installments on April 28, 1998 and 1999, respectively. Chairman Anderson was also awarded on July 23, 1996, 29,155 shares of restricted stock, with 40% of the stock vesting immediately, 20% of the balance vesting on April 28, 1997 and the remaining 40% scheduled to vest in equal installments on April 28, 1998 and 1999, respectively.

Executive Compensation

       The following table sets forth information regarding compensation paid or granted to the Named Officers.

===============================================================================================================
                                         SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------
                                                                            Long-Term
                                                                           Compensation
                                                                   -----------------------------
                        Annual Compensation                                   Awards
---------------------------------------------------------------------------------------------------------------
                                                                     Restricted     Securities
                                                                       Stock        Underlying     All Other
                                             Salary      Bonus        Award(s)        Options    Compensation
  Name and Principal Position       Year      ($)         ($)           ($)             (#)         ($)(2)
---------------------------------------------------------------------------------------------------------------
Joseph L. LaMonica,                 1997    $290,004    $29,000      $      ---           ---       $46,363
President and Chief                 1996     290,004     29,000             ---           ---        30,299
 Executive Officer                  1995     290,002     29,000       624,750(1)      133,875        25,152

Patrick D. McTernan,                1997    $181,500    $18,500      $      ---           ---       $40,859
Executive Vice President,           1996     181,500        ---             ---           ---        26,189
 General Counsel and Secretary      1995     181,500        ---       281,138(1)       77,350        22,755

Lucy T. Tinker,                     1997    $184,760    $18,500      $      ---           ---       $42,882
Executive Vice President and        1996     172,067        ---             ---           ---        28,338
 Chief Operating Officer            1995     150,000        ---       281,138(1)       68,425        21,831

Jeffrey J. Carfora,                 1997    $110,000    $   ---      $      ---           ---       $32,385
Senior Vice President and           1996     110,000        ---             ---           ---        19,395
 Chief Financial Officer            1995      97,981     25,000        56,228(1)       14,875        11,708

Barbara J. Sanders,                 1997    $118,906    $   ---      $      ---           ---       $34,584
Senior Vice President and           1996     117,412        ---             ---           ---        20,558
 Lending Group Executive of the     1995     114,786        ---        56,228(1)       14,875        18,151
 Bank

===============================================================================================================

(1) Based on the $10.50 closing price per share of the Common Stock on the Nasdaq National Market on October 28, 1994, the date of grant. The shares of restricted stock shall vest in five equal annual installments (beginning on April 28, 1995), subject to certain conditions. Dividends are paid on the restricted shares to the extent and on the same date as dividends are paid on all other outstanding shares of the Common Stock. Based on the $27.25 closing price per share of the Common Stock on the Nasdaq National Market on June 30, 1997, the 23,800, 10,710, 10,710, 2,142 and 2,142 restricted shares held by Mr. LaMonica, Mr. McTernan, Ms. Tinker, Mr. Carfora and Ms. Sanders, respectively, as of June 30, 1997, had aggregate market values of $648,550, $291,848, $291,848, $58,370 and
       $58,370, respectively.

(2) Includes term life insurance premiums, income attributable under whole-life insurance policy, employer contributions to Penn Federal's 401(k) Plan and ESOP allocations, respectively, for fiscal 1997, 1996 and 1995 as follows: Mr. LaMonica - 1997: $892, $9,078, $2,732 and $33,661; 1996:
       $1,577, $6,290, $2,248 and $20,184; 1995: $1,328, $3,637, $4,444 and
       $15,743; Mr. McTernan - 1997: $700, $4,142, $2,356 and $33,661; 1996:
       $900, $2,859, $2,246 and $20,184; and 1995: $900, $1,639, $4,473 and
       $15,743; Ms. Tinker - 1997: $706, $7,129, $1,386 and $33,661; 1996: $893,
       $5,030, $2,231 and $20,184 and 1995: $810, $3,028, $2,250 and $15,743;
       Mr. Carfora - 1997: $462, $0, $1,650 and $30,273; 1996: $594, $0, $1,189
       and $16,982 and 1995: $520, $0, $4,323 and $6,865; and Ms. Sanders -
       1997: $498, $0, $1,786 and $32,300; 1996: $637, $0, $1,942 and $17,979;
       and 1995: $610, $0, $4,159 and $13,382.

     The following table sets forth certain information concerning the number and value of stock options at June 30, 1997 held by the Named Officers.

=======================================================================================================
              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
-------------------------------------------------------------------------------------------------------
                                                Number of Securities        Value of Unexercised
                        Shares                 Underlying Unexercised       In-the-Money Options
                       Acquired                 Options at FY-End (#)           FY-End ($)(1)
                          on       Value    -----------------------------------------------------------
                       Exercise   Realized
       Name              (#)        ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------
Joseph L. LaMonica       ---        ---        80,325          53,550     $1,345,444       $896,963
-------------------------------------------------------------------------------------------------------
Patrick D. McTernan      ---        ---        46,410          30,940        777,368        518,245
-------------------------------------------------------------------------------------------------------
Lucy T. Tinker           ---        ---        41,055          27,370        687,671        458,448
-------------------------------------------------------------------------------------------------------
Jeffrey J. Carfora       ---        ---         8,925           5,950        149,494         99,663
-------------------------------------------------------------------------------------------------------
Barbara J. Sanders       ---        ---         8,925           5,950        149,494         99,663
=======================================================================================================

(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the options granted based upon the exercise price of the options ($10.50) and the closing price of the Common Stock ($27.25) on the Nasdaq National Market on June 30, 1997.

Employment Agreements

     In connection with the Bank's mutual to stock conversion, the Bank entered into employment agreements with Messrs. LaMonica and McTernan and Ms. Tinker. Each employment agreement provides for an annual base salary in an amount not less than the employee's then-current salary and an initial term of three years. Each agreement provides for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreement (i.e., each July 14), subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. Each agreement provides for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision ("OTS") regulations. Each employment agreement is also terminable by the employee upon 90 days notice to the Bank.

     Each employment agreement provides for payment to the employee of the greater of his or her salary for the remainder of the term of the agreement, or 299% of the employee's base compensation, in the event there is a "change in control" of the Bank where employment terminates voluntarily or involuntarily in connection with such change in control or within 12 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Bank for federal income tax purposes. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. (S)(S) 574.3 or 574.4. Such events are generally triggered prior to the acquisition of control of 10% of the Company's common stock. Each agreement also guarantees participation in an equitable manner in employee benefits applicable to executive personnel.

     Based on his or her current salary, if Mr. LaMonica, Mr. McTernan and Ms. Tinker had been terminated as of June 30, 1997, under circumstances entitling him or her to severance pay as described above, he or she would have been entitled to receive a lump sum cash payment of approximately $1,252,432, $711,034 and $633,526, respectively.

Certain Transactions

     The Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. All loans by the Bank to its senior officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank. Under applicable law, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In this regard, all outstanding loans to the Bank's directors and senior officers have been made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and did not involve more than the normal risk of collectibility.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the subsidiary Bank's Board of Directors has furnished the following report on executive compensation:

     Penn Federal's Compensation Committee has responsibility for reviewing the compensation policies and plans for the subsidiary Bank and its affiliates. The policies and plans established are designed to enhance both short-term and long-term operational performance of the Bank and to build stockholder value through anticipated appreciation in the Company's Common Stock price.

     One of the Committee's primary objectives in the compensation area is to develop and maintain compensation plans which provide the Bank with the means of attracting and retaining quality executives at competitive compensation levels and to implement compensation plans which seek to motivate executives to perform to the full extent of their abilities and which seek to enhance stockholder value by aligning closely the financial interests of the Company's executives with those of its stockholders. In determining compensation levels, plans and adjustments, the Committee takes into account, among other things, compensation reviews made by third parties each year. These studies primarily compare the compensation of the Bank's officers to officers of other local financial institutions.

     With respect to Mr. LaMonica's base salary in the fiscal year ended June 30, 1997, the Committee took into account a comparison of salaries of chief executive officers of local financial institutions. Likewise, each executive officer's base salary was determined utilizing financial institution compensation surveys. Mr. LaMonica's base salary for fiscal year 1997 was unchanged from the level set by the Committee for fiscal year 1996 because it was the judgment of the Committee that the competitive salary data indicated that Mr. LaMonica's base salary was appropriate for fiscal year 1997. The Committee determined, however, based on numerous achievements during the past fiscal year attributable to Mr. LaMonica resulting in the improvement of performance by the Company, to award Mr. LaMonica a cash bonus of $29,000.

     The Bank and the Company have included stock option and restricted stock awards as key elements in its total compensation package. Equity based compensation provides a long-term alignment of interests and results achieved for stockholders with the compensation rewards provided to executive officers by providing those executives and others on whom the continued success of the Company most depends with a proprietary interest in the Company. In fiscal 1995, the Stock Option Plan and the MRP were adopted providing for the grant of several types of equity-based awards including stock option and restricted stock awards. These plans were ratified by the Company's stockholders in fiscal 1995.

     In fiscal year 1995, all of the Bank's executive officers were granted stock option and restricted stock awards, vesting over a five-year schedule. Since the initial awards in fiscal 1995, no additional stock options or restricted stock have been awarded to executive officers. Based upon the awards of stock options and restricted stock and their respective vesting schedules, 26,775 stock options at an exercise price of $10.50 per share and 11,900 shares of restricted stock vested for Mr. LaMonica in fiscal 1997.

     Through the compensation programs described above, a significant portion of the Bank's executive compensation is linked directly to individual and corporate performance. The Committee will continue to review all elements of compensation to ensure that the compensation objectives and plans meet the Company's business objectives and philosophy of linking executive compensation to stockholder interests of corporate performance as discussed above.

     In 1993, Congress amended the Internal Revenue Code to add Section 162(m) to limit the corporate deduction for compensation paid to a corporation's five most highly compensated officers to $1.0 million per executive per year, with certain exemptions. The Committee carefully reviewed the impact of this legislation on the cost of the Bank's current executive compensation plans. Under the legislation and regulations adopted thereunder, it is not expected that any portion of the Company's (or subsidiaries) employee remuneration will be non-deductible in fiscal 1997 or in future years by reason of compensation awards granted in fiscal 1997. The Committee intends to review the Company's (and subsidiaries) executive compensation policies on an ongoing basis, and propose appropriate modifications, if the Committee deems them necessary, to these executive compensation plans with a view toward implementing the Company's compensation policies in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m).

     The foregoing report is furnished by the Compensation Committee of the Board of Directors:

           Amadeu L. Carvalho, Chairman         Mario Teixeira, Jr.

Stock Performance Presentation

     The line graph below compares the cumulative total stockholder return on the Common Stock to the cumulative total return of a broad index (all Nasdaq U.S. Stocks) and a savings and loan industry index for the period July 14, 1994 (the date the Company became a publicly-traded company) through June 30, 1997. While the Company's Common Stock was sold at $10.00 per share in the initial public offering, the stock closed at $13.125 per share on July 14, 1994, its first day of trading. The graph assumes that $100 was invested on July 14, 1994 to purchase shares of the Common Stock at the closing price on such date and not at the initial offering price.



                          PennFed Financial Services


                           Total Return Performance

                           [LINE GRAPH APPEARS HERE]


                                                        Period Ending
                            ---------------------------------------------------------------------
Index                         7/15/94  12/31/94   6/30/95  12/31/95  6/30/96  12/31/96   6/30/97
-------------------------------------------------------------------------------------------------
PennFed Financial Services     100.00     78.10     96.19    112.38   118.10    154.81    209.51
NASDAQ - Total US              100.00    105.22    131.20    148.80   168.45    183.01    204.85
SNL Thrift ($500M - $1B)       100.00     93.09    119.51    139.43   145.57    172.89    218.64

              PROPOSAL II.  APPROVAL OF AMENDMENT TO THE COMPANY'S
                      1994 STOCK OPTION AND INCENTIVE PLAN

     The Stock Option Plan was approved by stockholders at the 1994 Annual Meeting of Stockholders. The Stock Option Plan provides for the grant of a variety of long-term incentive awards to directors, officers and key employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Company most depends.

     As of September 5, 1997, of the 595,000 shares of Common Stock reserved for awards under the Stock Option Plan, all had been utilized for awards made under the Stock Option Plan since its adoption and only 7,120 remained available for additional awards (due to the expiration and forfeiture of unexercised stock options held by certain persons who left the employ of the Bank subsequent to receiving their awards). Without approval of the proposed amendment to reserve additional shares, the Company will soon be unable to grant any stock options or other awards under the Plan. The Board of Directors therefore recommends that the stockholders approve an amendment to the Stock Option Plan in order to increase by 240,623 (4.99% of the outstanding shares of Common Stock as of September 5, 1997) the number of shares available for issuance under the Stock Option Plan to meet anticipated needs for future grants to directors, officers and employees of the Company and its subsidiaries. Approval of the amendment to the Stock Option Plan requires the affirmative vote of a majority of the votes cast on the proposal.

     The principal features of the Stock Option Plan are discussed below.

General

     The Stock Option Plan provides for awards in the form of stock options, stock appreciation rights ("SARs") and limited stock appreciation rights ("Limited SARs"). Each award shall be on such terms and conditions, consistent with the Stock Option Plan, as the committee administering the Stock Option Plan may determine.

     Shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan. Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Stock Option Plan.

     The Stock Option Plan is administered by the Compensation Committee, which must consist of at least two " Non-Employee Directors" (as defined in the Stock Option Plan). Directors Carvalho and Teixeira have been appointed as the present members of the Compensation Committee. In granting awards under the Stock Option Plan, the Compensation Committee considers, among other things, position and years of service, value of the individual's service to the Bank and the Company and the added responsibilities of such individual as a director, officer or employee of a public company.

Stock Options

     The term of stock options will not exceed ten years from the date of grant. The Compensation Committee may grant either "incentive stock options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or stock options not intended to qualify as such ("non-qualified stock options").

     In general, stock options will not be exercisable after the expiration of their terms. Unless otherwise determined by the Compensation Committee, in the event that a participant ceases to maintain continuous service (as defined in the Stock Option Plan) to the Company, or one of its subsidiaries, for any reason other than death or termination for cause, an exercisable stock option will continue to be exercisable for three months but in no event after the expiration date of the option. In the event of the death of a participant during such service or within the three-month period following termination referred to in the immediately preceding sentence, an exercisable option will continue to be exercisable for one year, to the extent exercisable by the participant immediately prior to his death, but in no event later than ten years after grant. Following the death of any participant, the Compensation Committee may, as an alternative means of settlement of an option, elect to pay to the holder an amount of cash equal to the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is terminated for cause.

     Subject to certain limited exceptions, the exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on that date. The exercise price must be paid in full in cash or shares of Common Stock, or a combination of both.

     The Stock Option Plan provides that each director elected subsequent to the Bank's mutual to stock conversion will automatically receive a non-qualified stock option to purchase 100 shares of Common Stock as of the date he or she is elected and has qualified, subject to availability. All such options will vest ratably over a five-year period, beginning six months from the election date.

Stock Appreciation Rights

     The Compensation Committee may grant SARs at any time, whether or not the participant then holds stock options, granting the right to receive the excess of the market value of the shares represented by the SARs on the date exercised over the exercise price. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a SAR, the participant will receive the amount due in cash or shares, or a combination of both, as determined by the Compensation Committee. SARs may be related to stock options ("tandem SARs"), in which case the exercise of one will reduce to that extent the number of shares represented by the other.

     SARs will require an expense accrual by the Company each year for the appreciation on the SARs which it is anticipated will be exercised. The amount of the accrual is dependent upon whether and the extent to which the SARs are granted and the amount, if any, by which the market value of the SARs exceeds the exercise price.

Limited Stock Appreciation Rights

     Limited SARs will be exercisable only for a limited period in the event of a tender or exchange offer for shares of the Common Stock, other than by the Company, where 25% or more of the outstanding shares are acquired in that offer or any other offer which expires within 60 days of that offer. The amount paid on exercise of a Limited SAR will be the excess of (a) the market value of the shares on the date of exercise, or (b) the highest price paid pursuant to the offer, over the exercise price. Payment upon exercise of a Limited SAR will be in cash.

     Limited SARs may be granted at the time of, and must be related to, the grant of a stock option or SAR. The exercise of one will reduce to that extent the number of shares represented by the other. Limited SARs will be exercisable only for the 45 days following the expiration of the tender or exchange offer, during which period the related stock option or SAR will be exercisable.

Effect of Merger and Other Adjustments

     Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Compensation Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company.

     In the case of any merger, consolidation or combination of the Company with or into another company or other entity, whereby either the Company is not the continuing entity or its outstanding shares are converted into or exchanged for securities, cash or property, or any combination thereof pursuant to a plan or agreement the terms of which are binding upon all stockholders, any participant to whom a stock option, SAR or Limited SAR has been granted will have the right (subject to other provisions of the Stock Option Plan) upon exercise of the option, SAR or Limited SAR to an amount equal to the excess of the fair market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option, SAR or Limited SAR over the exercise price of the option, SAR or Limited SAR multiplied by the number of shares with respect to which the option, SAR or Limited SAR has been exercised.

     In addition, in the event of a tender or exchange offer (other than an offer made by the Company) or if stockholders of the Company approve a transaction pursuant to which the Company will cease to be an independent publicly-owned entity or pursuant to which substantially all of its assets will be sold, unless the Committee shall have otherwise provided in the applicable award agreement, all outstanding stock options and SARs not fully exercisable will become exercisable in full and remain so for a period of 60 days, after which they will revert to being exercisable in accordance with their terms. However, no stock option or SAR previously exercised or terminated shall be exercisable.

Amendment and Termination

     The Board of Directors of the Company may at any time amend, suspend or terminate the Stock Option Plan or any portion thereof but may not, without the prior approval of the stockholders, make any amendment which (i) materially increases the aggregate number of shares of Common Stock which may be awarded under the Stock Option Plan, (ii) materially increases the number of shares which may be subject to awards to participants who are not employees, or (iii) change the class of persons eligible to participate in the Stock Option Plan. Unless previously terminated, the Stock Option Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the Stock Option Plan.

Federal Income Tax Consequences

     Under present federal income tax laws, awards under the Stock Option Plan will have the following consequences:

     (1) The grant of an award will neither, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

     (2) The exercise of a stock option which is an "incentive stock option" within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax applies only when it exceeds the regular income tax. If the shares acquired upon exercise of an incentive stock option are not held for at least one year after transfer of such shares to the participant or two years after the grant of the incentive stock option, whichever is later, the participant will recognize ordinary income or loss upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. Upon such an event, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, recognized by the participant, provided the Company meets its federal tax withholding obligations. The participant will also recognize a capital gain or loss in an amount equal to the difference, if any, between the sale price and the fair market value of the shares on the date of exercise of the incentive stock option; such capital gain or loss will be characterized as long-term if the shares were held for more than one year after the date of exercise of the incentive stock option. The Company will not be entitled to a corresponding deduction for such capital gain or loss. If the shares are held by the participant for one year after the incentive stock option is exercised and two years after the incentive stock option was granted, the participant will recognize a long-term capital gain or loss upon disposition of the shares in an amount equal to the difference between the sale price and the exercise price. The Company will not be entitled to a corresponding deduction for such capital gain or loss. Long term capital gains for shares held between one year and 18 months are currently taxed at a maximum rate of 28%. Shares held for longer than 18 months are currently taxed at a maximum rate of 20%.

     (3) The exercise of a stock option which is not an incentive stock option (a "non-qualified stock option") will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the non-qualified stock option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of a non-qualified stock option, provided the Company meets its federal tax withholding obligations. Upon sale of the shares acquired upon exercise of a non-qualified stock option, any appreciation or depreciation in value of such shares from the time of exercise will result in the recognition of a capital gain or loss by the participant. The Company will not be entitled to a corresponding deduction for such capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the participant held the shares for more than one year following exercise of the non-qualified stock option.

     (4) The exercise of a SAR will result in the recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise. Upon such an event, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, recognized by the participant, provided the Company meets its federal tax withholding obligations.

Awards Under the Stock Option Plan

     As of September 5, 1997, stock options had been awarded covering all 595,000 shares of Common Stock available for grant under the Stock Option Plan. The table below sets forth the number of shares underlying options granted to
(i) each of the Named Officers; (ii) the executive officers of the Company and the Bank as a group; (iii) all directors of the Company who are not executive officers as a group; (iv) William C. Anderson, the Chairman of the Board; (v) Mario Teixeira, Jr. a director of the Company; and (vi) all employees of the Company and the Bank who are not executive officers, as a group. As of September 5, 1997, of the 595,000 shares underlying stock options awarded under the Stock Option Plan, options covering 200 shares had been exercised by Mario Teixeira, Jr., options covering 1,180 shares had been exercised by certain employees who are not executive officers and options covering 7,120 shares had been forfeited or expired due to persons leaving the employ of the Bank. The exercise price for each option is $10.50 per share, except for options to purchase 19,300 and 62,475 shares granted to Chairman Anderson on July 22, 1997 and July 23, 1996, respectively, as to which the exercise prices are $27.75 and $15.875 per share, respectively. The closing price per share of the Common Stock on the Nasdaq National Market on September 5, 1997 was $30.00 per share.


================================================================================

                     1994 STOCK OPTION AND INCENTIVE PLAN
--------------------------------------------------------------------------------
                                                               Number of Shares
                                                                  Underlying
                 Name and Position                                Options/(1)/
--------------------------------------------------------------------------------
Joseph L. LaMonica, President and Chief
 Executive Officer...........................................       133,875

Patrick D. McTernan, Executive Vice President,
 General Counsel and Secretary...............................        77,350

Lucy T. Tinker, Executive Vice President and
 Chief Operating Officer.....................................        68,425

Jeffrey J. Carfora, Senior Vice President and
 Chief Financial Officer.....................................        14,875

Barbara J. Sanders, Senior Vice President and
 Lending Group Executive.....................................        14,875

Executive Officer Group (6 persons)..........................       324,275

Non-Executive Director Group (4 persons).....................       236,475

William C. Anderson, Chairman of the Board...................       153,175

Mario Teixeira, Jr., Director................................        35,700

Non-Executive Officer Employee Group (152 persons)...........        34,250
================================================================================

(1) Includes shares underlying both exercisable and unexercisable options. Except with respect to the options to purchase 19,300 and 62,475 shares granted on July 22, 1997 and July 23,1996, respectively, to Chairman Anderson, 60% of each option vested in equal installments on April 28, 1995, 1996 and 1997, respectively, with the remaining 40% scheduled to vest in equal installments on April 28, 1998 and 1999. Sixty percent of the option granted to Chairman Anderson in July 1997 vested upon grant, with the remaining 40% scheduled to vest in equal installments on April 28, 1998 and 1999, respectively. Forty percent of the option granted to Chairman Anderson in July 1996 vested upon grant, with 20% of the balance having vested on April 28, 1997 and the remaining 40% scheduled to vest in equal installments on April 28, 1998 and 1999, respectively.

           PROPOSAL III.  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has renewed the Company's arrangement for Deloitte & Touche LLP to be its auditors for the 1998 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Deloitte & Touche LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1998.


                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's administrative office located at 622 Eagle Rock Avenue, West Orange, New Jersey 07052-2989, no later than May 29, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons owning more than 10% of a registered class of the Company's equity securities, to file periodic reports of ownership and changes in ownership with the Securities and Exchange Commission and to provide the Company with copies of such reports. Based solely upon information provided to the Company by the directors and officers subject to Section 16(a), all Section 16(a) filing requirements applicable to such persons were complied with during fiscal 1997.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ William C. Anderson

                                 William C. Anderson
                                 Chairman of Board

West Orange, New Jersey
September 26, 1997

                        PENNFED FINANCIAL SERVICES, INC.


                      1994 STOCK OPTION AND INCENTIVE PLAN


     1.   Plan Purpose.  The purpose of the Plan is to promote the long-term
          ------------
interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed by the Corporation or its Affiliates will qualify as Incentive Stock Options. Options granted to persons who are not employees will be Non-Qualified Stock Options.

     2.   Definitions.  The following definitions are applicable to the Plan:
          -----------

          "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

          "Bank" - means Penn Federal Savings Bank and any successor entity.

          "Award" - means the grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right or a Limited Stock Appreciation Right, or any combination thereof, as provided in the Plan.

          "Code" - means the Internal Revenue Code of 1986, as amended.

          "Committee" - means the Committee referred to in Section 3 hereof.

          "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor. With respect to any advisory director, continuous service shall plan mean availability to perform such functions as may be required of the Bank's advisory directors.

          "Corporation" - means PennFed Financial Services, Inc., a Delaware corporation.

          "Employee" - means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

          "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

          "Exercise Price" - means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market Value per Share on the date of exercise and the

Offer Price per Share as defined in Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 12 hereof upon exercise of such Right.

          "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

          "Limited Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

          "Market Value" - means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

          "Non-Employee Director" - means a director who a) is not currently an officer or employee of the Corporation; b) is not a former employee of the Corporation who receives compensation for prior services (other than from a tax-qualified retirement plan); c) has not been an officer of the Corporation; d) does not receive remuneration from the Corporation in any capacity other than as a director; and e) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

          "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422(b) of the Code.

          "Option" - means an Incentive Stock Option or a Non-Qualified Stock Option.

          "Participant" - means any officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award and any director or advisory director of the Corporation who is granted an Award pursuant to Section 20 hereof.

          "Plan" - means the 1994 Stock Option and Incentive Plan of the Corporation.

          "Related" - means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

          "Right" - means a Limited Stock Appreciation Right or a Stock Appreciation Right.

          "Shares" - means the shares of common stock of the Corporation.

          "Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

          "Ten Percent Beneficial Owner" - means the beneficial owner of more than ten percent of any class of the Corporation's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     3.   Administration.  The Plan shall be administered by a Committee
          --------------
consisting of two or more members, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.   Participation in Committee Awards.  The Committee may select from time
          ---------------------------------
to time Participants in the Plan from those directors, advisory directors, officers and employees of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

     5.   Shares Subject to Plan.  Subject to adjustment by the operation of
          ----------------------
Section 11 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 595,000 shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

     6.   General Terms and Conditions of Options and Rights.  The Committee
          --------------------------------------------------
shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:
(i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant. Notwithstanding the foregoing, no individual shall be granted Awards with respect to more than 200,000 Shares in any calendar year.

     7.   Exercise of Options or Rights.
          -----------------------------

          (a) Except as provided herein, an Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right.

          (b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either
(i) in cash (including check, bank draft or money order) or (ii) by delivering
(A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

          (c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

          (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title 1 of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option or Right immediately prior to his death, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

     8.   Incentive Stock Options.  Incentive Stock Options may be granted only
          -----------------------
to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution, and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

     9.   Stock Appreciation Rights.  A Stock Appreciation Right shall, upon its
          -------------------------
exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation

Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

     10.  Limited Stock Appreciation Rights.  At the time of grant of an Option
          ----------------------------------
or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Appreciation Right which is Related to such Option or Stock Appreciation Right; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options. Notwithstanding any other provision of the Plan, a Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first day following the date of expiration of any "offer" (as such term is hereinafter defined) and ending on the forty-fifth day following such date.

     A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock Appreciation Right, any Related Limited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

     For the purposes of this Section 10, the term "Offer" shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such offer or (ii) a number of Shares which, together with all other Shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question. The term "Offer Price per Share" as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

     11.  Adjustments Upon Changes in Capitalization.  In the event of any
          ------------------------------------------
change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, re capitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     12.  Effect of Merger.  In the event of any merger, consolidation or
          ----------------
combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option or Right has been granted shall have the right (subject to the pro visions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     13.  Effect of Change in Control.  If a tender offer or exchange offer for
          ---------------------------
Shares (other than such an offer by the Corporation) is commenced, or if the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation or the Bank, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Stock Appreciation Rights theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of sixty days following such date, after which they shall revert to being exercisable in accordance with their terms; provided, however, that no Option or Stock Appreciation Right which has previously been exercised or otherwise terminated shall become exercisable.

     14.  Assignments and Transfers.  No Award nor any right or interest of a
          -------------------------
Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

     15.  Employee Rights Under the Plan.  No director, officer or employee
          ------------------------------
shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     16.  Delivery and Registration of Stock.  The Corporation's obligation to
          ----------------------------------
deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     17.  Withholding Tax.  The Corporation shall have the right to deduct from
          ---------------
all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares.

     18.  Amendment or Termination.  The Board of Directors of the Corporation
          ------------------------
may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 11 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall (i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of Shares which may be subject to Awards to Participants who are not Employees or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

     19.  Effective Date and Term of Plan.  The Plan shall become effective upon
          -------------------------------
its approval by the stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 18 hereof.

     20.  Initial Grant.  By, and simultaneously with, the approval of the Plan
          -------------
by the stockholders of the Corporation, each member of the Board of Directors of the Corporation at the time of the Bank's conversion to stock form who is not an Employee, is hereby granted a ten year, Non-Qualified Stock Option to purchase a number of shares, at an Exercise Price per share equal to the Market Value on the date of grant (which shall be the date of stockholder approval of the Plan), set forth opposite such Director's name below:

               Anderson               71,400
               Teixeira               35,700
               Schoonover             23,800
               Carvalho               23,800

     In addition, each non-employee director of the Corporation elected after the completion of the Bank's conversion to stock form is hereby granted as of the date he or she is elected and qualified ("election date") a ten year Non-Qualified Stock Option to purchase 100 shares at the applicable Market Value on the election date. All options shall vest ratably over a five-year period, beginning six months from the date of stockholder approval or the election date, as applicable. Each such Option shall be evidenced by a Non-Qualified Stock Option Agreement in a form approved by the Board of Directors and shall be subject in all respects to the terms and conditions of this Plan, which are controlling.

                                REVOCABLE PROXY

                        PENNFED FINANCIAL SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                October 24, 1997

     The undersigned hereby appoints the Board of Directors of PennFed Financial Services, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Friday, October 24, 1997 at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey, at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:


     I.    The election of the following
           directors for three-year terms:
                                                        FOR    WITHHOLD   FOR ALL EXCEPT
                                                       -----   --------   --------------
           JOSEPH L. LAMONICA      MARIO TEIXEIRA, JR.   [_]      [_]         [_]


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE
THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

------------------------------------------------------
                                                        FOR    AGAINST    ABSTAIN
                                                       -----   -------    -------
     II.   The approval of an amendment                 [_]       [_]       [_]
           to the Company's 1994 Stock
           Option and Incentive Plan to
           increase the number of shares of
           common stock reserved for awards
           thereunder from 595,000 to 835,623.

                                                       FOR    AGAINST   ABSTAIN
                                                      -----   -------   -------
     III.  The ratification of the                     [_]      [_]       [_]
           appointment of Deloitte &
           Touche LLP as independent
           auditors for the Company
           for the fiscal year ending
           June 30, 1998.


In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

                 The Board of Directors recommends a vote "FOR"
                             the listed proposals.

--------------------------------------------------------------------------------

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1997.




                       Dated:
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                       PRINT NAME OF STOCKHOLDER    PRINT NAME OF STOCKHOLDER



                       ---------------------------  ---------------------------
                       SIGNATURE OF STOCKHOLDER     SIGNATURE OF STOCKHOLDER


                       Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


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                       PLEASE ACT PROMPTLY
                       SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

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